IMMEDIATE RELEASE

TOWNSQUARE MEDIA, INC. REPORTS PRELIMINARY FOURTH QUARTER 2014 RESULTS

Greenwich, CT - January 20, 2015 - Townsquare Media, Inc. (NYSE: TSQ) (the "Company," "we," "us," or "our") announced today preliminary financial results for the fourth quarter and full year ended December 31, 2014.

"We are pleased to pre-announce strong results for the fourth quarter. These results are in line with our previously issued guidance. We expect our 2014 audit to be completed in March. However, given our desire to provide the market with timely information, we believe this pre-announcement is prudent. We look forward to discussing our results with you in more detail on our fourth quarter conference call in March and are excited for the year ahead," commented Steven Price, Chairman and Chief Executive Officer of Townsquare Media, Inc.

The Company expects to report full financial results related to the quarter ended December 31, 2014 on or about March 16, 2015.

The Company is providing the following preliminary financial results:

Fourth Quarter Highlights

•	Pro forma net revenue of $93.0 million to $94.0 million, an increase of approximately 9% to 10% compared to the fourth quarter of 2013

•	Pro forma Adjusted EBITDA excluding duplicative and non-recurring corporate expenses of $24.0 million to $25.0 million, an increase of approximately 5% to 9% compared to the fourth quarter of 2013

Full Year Highlights

•	Pro forma net revenue of $384.0 million to $385.0 million, an increase of approximately 8% compared to 2013

•	Pro forma Adjusted EBITDA excluding duplicative and non-recurring corporate expenses of $97.9 million to $98.9 million, an increase of approximately 3% to 4% compared to 2013

•	Nearly 30% of net revenue was derived from sources other than the sale of terrestrial radio station advertising

Liquidity and Capitalization as of December 31, 2014

•	$24.5 million total cash

•	$15.0 million total amount of credit available under our $25.0 million revolving credit facility

•	$532.5 million total outstanding indebtedness, including $410.9 million Unsecured Senior Notes, $111.2 million Incremental Term Loans and $10.0 million under our revolving credit facility

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5.4x gross leverage and 5.1x - 5.2x net leverage based on the expected year ended December 31, 2014 pro forma Adjusted EBITDA excluding duplicative and non-recurring corporate expenses of $97.9 - $98.9 million

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26,883,084 shares outstanding (inclusive of warrants to purchase 9,508,878 shares of common stock). The warrants outstanding are immediately exercisable for a de minimis exercise price per share and are not considered equity under the FCC regulations regarding foreign ownership limitations

The unaudited estimates and statements above are the opinion of management and represent estimates and expectations based on the most current information available. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors and it is impossible for us to anticipate all factors that could affect our actual results. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for our fourth quarter are finalized. This preliminary financial data has been prepared by and is the responsibility of management. Our independent registered public accounting firm, McGladrey LLP, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, McGladrey LLP does not express an opinion or any other form of assurance with respect thereto. As a result of the foregoing considerations and limitations, investors are cautioned not to place undue reliance on this projected financial information.

About Townsquare Media, Inc.
Townsquare Media, Inc. is an integrated and diversified media and entertainment and digital marketing services company that owns and operates market leading radio stations, digital and social properties and live events in small and mid-sized markets across the United States, delivering national scale and expertise to the communities it serves on a local level. The Company owns and operates 311 radio stations, over 325 search engine and mobile-optimized local websites and approximately 500 live events in 66 small and mid-sized U.S. markets, making Townsquare Media the third largest owner of radio stations in the United States by number of radio stations owned. The Company supplements its local offerings with the nationwide reach of our owned, operated and affiliated music and entertainment websites, which, on a combined basis, attracted the largest audience among music-focused digital advertising networks as of December 2014 as well as certain large scale live events. For more information, please visit www.townsquaremedia.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” and similar expressions are intended to identify forward-looking statements. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Forward-Looking Statements” included in our final prospectus filed on July 25, 2014, for a discussion of factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
We believe that the financial data included herein have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States, or GAAP, and are consistent with current practice with the exception of the presentation of certain non-GAAP financial measures, including Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses (each as defined below).

We define Direct Profit as net income (loss) before the deduction of income taxes, other income (expense), net, net loss on derivative instruments, loss on early extinguishment of debt, interest expense, net, change in fair value of contingent consideration, transaction costs, corporate expenses, net (loss) gain on sale of assets and depreciation and amortization. Adjusted EBITDA is defined as Direct Profit less corporate expenses (excluding stock-based compensation). Adjusted EBITDA excluding duplicative and non-recurring corporate expenses is Adjusted EBITDA as further adjusted for pro forma adjustments to corporate expenses to reflect the removal of duplicative and non-recurring acquired company corporate expenses and the removal of non-recurring reversal of legal accrual in connection with certain litigation. Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses do not represent, and should not be considered as alternatives to, net income (loss) or cash flows from operations, as determined under U.S. generally accepted accounting principles, or GAAP.

We use Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. In addition, we rely upon Direct Profit to analyze the performance of our segments, as it reflects all revenue and expenses directly attributable to our segments’ operations, including all corporate overhead expenses that are directly attributed to a segment and necessary to support its revenue, without regard to corporate overhead that is not directly attributable to a segment’s operations (such as expenses related to HR, finance, and accounting functions and expenses incurred in connection with an initial public offering). As a result, by removing these expenses, management can better analyze the factors that are, in fact, directly affecting the profitability of its core business segments at and within the segments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our Board of Directors may consider Direct Profit, Adjusted EBITDA and Adjusted EBITDA excluding duplicative and non-recurring corporate expenses when determining discretionary bonuses. No reconciliations of 2014 Pro Forma Adjusted EBITDA to GAAP measures are provided because the information is not yet available.

Investor Relations
Alex Berkett
(203) 900-5555
investors@townsquaremedia.com

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